Exhibit 16.1

October 28, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Global Mofy AI Limited under Item 4.01 of its Form 6-K dated October 28, 2024. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Global Mofy AI Limited contained therein.

Very truly yours,

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ●10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com